UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

23andMe Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-39587	87-1240344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 938-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of 23andMe Holding Co. (the “Company”) held on September 6, 2023 (the “Effective Date”) the Company’s stockholders approved the 23andMe Holding Co. Amended and Restated 2021 Incentive Equity Plan (the “A&R Plan”). The terms of the A&R Plan replace the existing terms of the 23andMe Holding Co. 2021 Incentive Equity Plan (the “2021 Plan”), and awards made under the A&R Plan will be made consistent with its terms as amended. The A&R Plan is a long-term incentive plan, pursuant to which awards may be granted to employees, non-employee directors, and certain consultants and advisors of the Company and its subsidiaries, including stock options (including non-statutory stock options and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards. The A&R Plan was adopted to, among other things, (i) increase the number of shares authorized for issuance thereunder by 75,000,000 shares of Class A common stock of the Company, (ii) revise Section 4(a) thereof to increase the percentage of shares that may automatically be added on an annual basis to the number of authorized shares thereunder from 3% to 5%, (iii) revise Section 4(d) thereof to increase the individual annual compensation limit for non-employee directors from $300,000 to $400,000 and to provide that the limit applies on a fiscal-year basis, (iv) revise what constitutes a change of control of the Company, (v) add additional performance measures, and (vi) implement certain other modifications and clarifications as set forth in the A&R Plan. The maximum aggregate number of additional shares of Class A common stock that may be issued under the A&R Plan with respect to awards granted on or after the Effective Date is the sum of  (i) 75,000,000 shares of Class A common stock, (ii) any shares of Class A common stock that remain available for awards under the 2021 Plan as of the Effective Date, and (iii) any shares of Class A common stock subject to outstanding awards under the 2021 Plan as of the Effective Date that are payable in shares and that expire, are forfeited, or are otherwise terminated without having been exercised, vested, or settled in full, or are paid in cash, as applicable, on or after the Effective Date, subject to adjustment as described in the A&R Plan. No awards may be granted under the A&R Plan after September 6, 2033. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the A&R Plan subsequent to the Annual Meeting because the grant and payment of such awards is subject to the discretion of the Compensation Committee of the Company’s Board of Directors (the “Board”).

This summary of the A&R Plan is qualified in its entirety by reference to the full text of the A&R Plan, which was filed as Annex A to the definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 26, 2023 and in the revised definitive proxy statements filed by the Company with the SEC on July 27, 2023 and August 4, 2023 (collectively, the “Proxy Statement”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders at the Annual Meeting.

Proposal 1 – Election of Directors. All three Class II director nominees, Neal Mohan, Valerie Montgomery Rice, and Richard Scheller, were elected to serve on the Board as Class II directors until the Company’s 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified, based on the following votes:

Director Nominee	For	Withhold	Broker Non-Votes
Neal Mohan	1,661,102,655	52,220,379	86,384,030
Valerie Montgomery Rice	1,673,524,789	39,798,245	86,384,030
Richard Scheller	1,691,653,220	21,669,814	86,384,030

Proposal 2 – Say-on-Pay Vote. The Company’s stockholders voted, on a non-binding, advisory basis, to approve the fiscal 2023 compensation of the Company’s named executive officers, based on the following votes:

For	Against	Abstain	Broker Non-Votes
1,706,182,760	6,677,740	462,534	86,384,030

Proposal 3 – Approval of the 23andMe Holding Co. Amended and Restated 2021 Incentive Equity Plan. The Company’s stockholders voted to approve an amendment and restatement of the 23andMe Holding Co. 2021 Incentive Equity Plan to, among other things, increase the number of shares authorized for issuance thereunder, based on the following votes:

For	Against	Abstain	Broker Non-Votes
1,248,857,213	67,475,665	396,990,156	86,384,030

Proposal 4 – Ratification of Independent Registered Public Accounting Firm for Fiscal 2024. The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024 was approved, based on the following votes:

For	Against	Abstain	Broker Non-Votes
1,796,638,741	2,325,849	742,474	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

23ANDME HOLDING CO.

Date: September 11, 2023	By:	/s/ Kathy Hibbs
Name: Kathy Hibbs
Title: Chief Administrative Officer